UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 7, 2006
NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26770 (Commission File Number)	22-2816046 (I.R.S. Employer Identification No.)

508 Lapp Road, Malvern, Pennsylvania (Address of principal executive offices)	19355 (Zip Code)
Registrant’s telephone number, including area code:          (484) 913-1200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 13, 2006, Novavax, Inc. (“Novavax”), a Delaware corporation, issued a press release announcing that it had entered into a sublease agreement with Human Genome Sciences, Inc. (“HGS”) all initial contingencies for which have been met or waived as of December 7, 2006. On October 6, 2006, Novavax and HGS executed a sublease agreement whereby Novavax will lease approximately 50,000 square feet of office, laboratory and administrative space at the John Hopkins Belward Research Campus Subdivision located at 9920 Belward Drive, Rockville, Maryland 20850. A portion of the leased space will be delivered upon the effective date of the lease and certain other areas will be delivered according the terms set forth in the sublease agreement. The office space will be used as Novavax’s executive office.
     The sublease agreement states that the sublease would not be effective until three business days after certain contingencies are met. These contingencies include, among other things, that GP Rock One, LLC (the “Prime Landlord”) and the Prime Landlord’s lender each sign a consent, non-disturbance, recognition and attornment agreement and that the Prime Landlord consent to certain interior alterations. On December 7, 2006, all of contingencies set forth in the sublease agreement were satisfied or waived.
     The term of the sublease commences on the later of December 12, 2006 or the date on which a certain portion of the leased space is delivered to Novavax and expires on the last day of the month which is six years following the date of delivery of a certain portion of the leased space. Novavax has the option to renew the sublease for two additional periods of three years each and a third option to renew the sublease until March 30, 2021. The initial monthly base rent for the leased space is $98,096.92, which shall be prorated until all leased space is delivered; however, half of the monthly base rent shall be abated for the first six months after the delivery of the majority of the leased space. Novavax is further bound by, with some exceptions as set forth in the sublease, the terms of the lease agreement between HSG and Prime Landlord dated December 19, 2000, as amended by First Amendment to Lease dated March 23, 2001.
     A copy of the sublease agreement and a copy of the press release are attached to this report as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
Exhibits

10.1	Sublease Agreement by and between Human Genome Sciences, Inc. and Novavax, Inc. dated October 6, 2006.

99.1	Press release issued by Novavax, Inc., dated December 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
December 13, 2006	By:	/s/ Jeffrey W. Church
		Name:	Jeffrey W. Church
		Title:	Vice President, Treasurer and Chief Financial Officer

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